UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 27, 2015, Carter Validus Mission Critical REIT II, Inc. (the “Company”), through a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP, the Company’s operating partnership, entered into an agreement with Carter Validus Properties II, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (as amended, the “Purchase Agreement”) with Winter Haven Capital Center, LLC, a Florida limited liability company, as the seller, which is not affiliated with the Company, its advisor or its affiliates, for the purchase of 100% of the fee simple interest in an approximately 7,560 rentable square foot medical facility property (the “Winter Haven Healthcare Facility”), located in the Lakeland-Winter Haven, FL metropolitan statistical area, for a purchase price of $3,803,640, plus closing costs.

The Company funded the purchase of the Winter Haven Healthcare Facility using net proceeds from the Company’s ongoing initial public offering. In connection with the acquisition, the Company paid an acquisition fee of $76,073, or 2% of the purchase price, to Carter Validus Advisors II, LLC, the Company’s advisor. The Company believes the Winter Haven Healthcare Facility is adequately insured.

The Winter Haven Healthcare Facility was constructed in 2009. As of January 27, 2015, the Winter Haven Healthcare Facility was 100% leased to Central Polk, LLC (“Central Polk”). The Company believes the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Winter Haven Healthcare Facility and the principal nature of business of Central Polk are healthcare related.

The following table shows the material terms of the lease agreement with the sole tenant of the Winter Haven Healthcare Facility as of January 27, 2015:

	Square Feet	Current Annual Base Rent(1)	Base Rent Per Square Foot	Lease Term		Renewal Options(3)
Tenant				Beginning	Ending
Central Polk (2)	7,560	$264,759	$35.02	06/23/2009	06/22/2029	5/10 yr.	(4)

(1)	Rent increases annually by 3.00% of the then-current annual base rent.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures of the building. The Company is responsible for the roof, exterior walls, the heating, ventilation and air conditioning system, and the plumbing and electrical systems.
(3)	Represents renewal option period/term of each option.
(4)	The tenant has five renewal option periods of ten years each, and one final renewal option of five years.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated August 29, 2014, by and between Winter Haven Capital Center, LLC and Carter Validus Properties II, LLC.

10.2	Assignment of Purchase Agreement, dated January 27, 2015, by and between Carter Validus Properties II, LLC and HCII-7375 CYPRESS GARDENS BOULEVARD, LLC.

10.3	Assignment and Assumption of Lease, dated January 27, 2015, by and between Winter Haven Capital Center, LLC and HCII-7375 CYPRESS GARDENS BOULEVARD, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: February 2, 2015	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow
Title: Chief Financial Officer